ASSIGNMENT OF
                 PURCHASE AND SALE AGREEMENT


      THIS ASSIGNMENT made and entered into this 29th day of October, 2002 by and between AEI FUND MANAGEMENT, INC., a Minnesota corporation, ("Assignor") and AEI Income & Growth Fund 24 LLC and AEI Private Net Lease Millennium Fund Limited Partnership, ("Assignees");

     WITNESSETH, that:

      WHEREAS, on the 1st day of October, 2002, Assignor entered into a Purchase and Sale Agreement ("Agreement") for that certain property known as Jared Jewelry Store located in Pittsburgh, PA, (the "Property") with McKnight Road Development, LLC, as Seller and

      WHEREAS, Assignor desires to assign all of its rights, title and interest in, to and under the Agreement to Assignee as hereinafter provided;

AEI INCOME & GROWTH FUND 24 LLC                   72%
AEI PRIVATE NET LEASE MILLENNIUM
     FUND LIMITED PARTNERSHIP                     28%

      NOW, THEREFORE, for One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed between the parties as follows:

     1.    Assignor  assigns all of its  rights,  title  and
     interest  in,  to  and  under  the  Agreement  to   the
     Assignees as noted above, to have and to hold the same unto the Assignee, its successors and assigns;

     2. Assignees hereby assumes all rights, promises, covenants, conditions and obligations under the Agreement to be performed by the Assignor thereunder, and agrees to be bound for all of the obligations of Assignor under the Agreement.

     3. The Purchase Price paid by the Assignees designated herein is equal to the prorata share of the amounts to be funded as of the date of this Agreement.

All other terms and conditions of the Commitment shall remain unchanged and continue in full force and effect.

AEI FUND MANAGEMENT, INC.
("Assignor")

By: /s/ Robert P Johnson
        Robert P. Johnson, its President


AEI INCOME & GROWTH FUND 24 LLC
BY:  AEI FUND MANAGEMENT, XXI, INC.
("Assignee")

By: /s/ Robert P Johnson
        Robert P. Johnson, its President


AEI PRIVATE NET LEASE MILLENNIUM FUND LIMITED PARTNERSHIP
BY:  AEI FUND MANAGEMENT XVIII, INC.
("Assignee")

By: /s/ Robert P Johnson
        Robert P. Johnson, its President





                   PURCHASE AND SALE AGREEMENT




      This Purchase and Sale Agreement (this "AGREEMENT") is entered into as of this 1st day of October, 2002, between McKNIGHT ROAD DEVELOPMENT, LLC., a New York limited liability company ("SELLER"), and AEI FUND MANAGEMENT, INC., a Minnesota corporation ("BUYER"). The date on which the last party hereto executes this Agreement is hereafter referred to as the "EFFECTIVE DATE".

      In consideration of the mutual covenants set forth herein and in consideration of the earnest money deposit herein called for, the parties agree as follows:

      Section 1. SALE AND PURCHASE. Seller shall sell, convey, and assign to Buyer, and Buyer shall purchase, assume and accept from Seller, for the Purchase Price (hereinafter defined) and on and subject to the terms and conditions herein set forth, the following:

           (a) the tract or parcel of land having a street address of 7381 McKnight Road, Ross Township, PA , and more particularly described in EXHIBIT A attached hereto, together with all rights and interests appurtenant thereto, including all of Seller's right, title, and interest in and to adjacent streets, alleys, rights-of-way, and any adjacent strips and gores of real estate (the "LAND"); all improvements located on the Land, including that certain one-story building which consists of approximately 5,856 square feet (the "IMPROVEMENTS"); and all rights, titles, and interests appurtenant to the Land and Improvements;

          (b) all of Seller's interest in and rights and obligations under the Lease dated February 4, 2002, by and between Seller and Sterling Inc. (the "TENANT"), as amended on March 27, 2002, providing for the use and occupancy of the Improvements and Land (the "LEASE"); and all rents prepaid for any period subsequent to the Closing Date (defined below); and

           (c)   all  of  Seller's interest  in  and  rights  and
obligations  under the Guaranty of Lease dated February  6,  2002 given by Sterling Jewelers Inc. (the "GUARANTOR").

            (d) to the extent assignable by Seller and not previously assigned to Tenant as required under the Lease, all
of the following, if any, relating  solely   to   the   Land  and
the Improvements; (1) warranties, guaranties, indemnities, and claims (all subject to Seller's reservation of its rights with
respect  to  claims   thereunder which   arise  from   facts   or
circumstances existing prior to the Closing Date or during any period when Seller remains liable to Tenant or Buyer with respect to the Property), (2) plans, drawings, specifications, surveys,
engineering  reports, and other technical  information,   and  (3)
other property (real,  personal,  or  any other)  relating to the
leasing,  maintenance,  service,   or  operation   of   the Land,
Improvements,  or  the  Lease  (such assignment  to be subject to
Seller's reservation of  its  rights  with   respect  to   claims
thereunder which arise  from  facts  or   circumstances  existing
prior to the Closing Date or during any period when Seller remains liable to Tenant or Buyer with respect to the Property).

The above-listed items are herein collectively called the "PROPERTY". All of the Property shall be sold, conveyed, and assigned to Buyer at Closing (defined below) free and clear of all liens except for the lien of real property taxes not yet due and payable, and subject to the Permitted Encumbrances (defined below).

      Section 2.     PURCHASE AND SALE.  Seller agrees to sell to
Buyer, and Buyer agrees to purchase from Seller, the Property upon the terms and conditions set forth in this Agreement.

       Section 3. PURCHASE PRICE. The Purchase Price ("PURCHASE PRICE") for the Property shall be $3,570,000, (computed based upon a 9.35% capitialization of the current annual rent, to be verified by a Tenant Estoppel at closing) to be paid in cash or cash equivalent as set forth in Section 10.

      Section 4. EARNEST MONEY. Within two (2) business days after the Effective Date, Buyer shall deliver to the party designated by Seller at the address to be supplied by Seller, at Chicago Title Insurance Company, Pittsburgh, PA. ("Title Company"), a check or wire transfer in the amount of $75,000.00 which the Title Company shall immediately deposit for collection in an interest-bearing account, upon Buyer executing and delivering an IRS Form W-9 to the Title Company and Seller and Buyer executing the Title Company's form escrow agreement. As used in this Agreement, the term "EARNEST MONEY" shall mean the amount deposited by Buyer, together with all interest earned thereon while in the custody of Title Company. At the Closing, the Earnest Money and any interest earned thereon will be paid to Seller and applied as a credit against the Purchase Price. If, for any reason this Agreement is terminated, prior to the expiration of the Inspection Period, then the Earnest Money and any interest earned thereon in full shall be promptly returned to Buyer.

      Section  5.      DELIVERY OF INFORMATION BY SELLER.   Buyer
acknowledges that Seller has delivered or caused to be delivered to Buyer the following:

          (a) Seller's existing policy of title insurance ("Title Policy"), issued by the Title Company;

          (b) Copies of all documents referred to in the Title Policy (the "Title Policy Documents"); with respect to the Parking and Access Agreement, Buyer will review and notify Seller of any objections thereto within 5 business days of the Effective Date,
               (subject to Buyer's right to re-review the title commitment to be delivered pursuant to subparagraph 5(w) below, but solely with respect to matters not previously contained in seller's existing title policy and survey). In the event Buyer objects to anything contained within the Parking and Access Agreement (except the requirement by Buyer that Seller fulfill the monetary obligations thereunder by Escrow), Seller may terminate this Agreement;

          (c) A copy of Seller's existing Phase I Environmental Report and copies of any other environmental reports on the Property in Seller's possession;

          (d)  A copy  of  Seller's  existing  ALTA/ACSM  Land and
               Improvements survey;

          (e) A copy of the executed Lease and any amendments thereto;

          (f)  A soils report;

          (g) If in Seller's possession, zoning information concerning the current zoning of the Property;

          (h)  Site plans and building plans and specifications,;

          (i) Names, addresses and phone numbers of utility companies servicing the Property

          (j)  Copy of real estate tax statement;

          (k) Copy of the executed Guaranty and the Lease and any amendments thereto;

          (l) Two years of annual financial statements for the Guarantor.

     Buyer shall have an Inspection Period of 21 business days from the Effective Date hereof to review and approve the foregoing in AEI's sole discretion.

     Seller, at its own expense, shall provide Buyer with the following, which Buyer shall have 15 days from the receipt of the last of the following to review (the "Review Period"); provided, however, Buyer shall use its best efforts to complete its review of such items in a timely manner to expedite the transaction toward closing, and shall waive (in Buyer's sole but reasonable discretion) the requirement of an entire 15 day review period as to a de minimus number of the following items that may not be available until several days prior to closing:

          (m)  A copy of any items to be specifically assigned to
               Buyer  under  paragraph      1d) and the  proposed
               assignment thereof;

          (n) A current ALTA As-Built Survey certified to Buyer and Title Company (AEI's review thereof shall be confined to matters not theretofore reflected on the Title Policy of Seller or Seller's existing survey as provided to Buyer);

          (o)  Proposed general warranty deed;

          (p)  Balance Sheet of Seller;

          (q) An original Reliance Letter certified to Buyer from the engineer who prepared the Seller's Phase
               I Environmental Report;

          (r) Certificate of Occupancy, and Certificate of Completion from a project architect or general contractor certifying that as of the date thereof and to their best knowledge, the Improvements have been completed in accordance with the plans and specifications and the soils report for the
               Property and substantially comply with all applicable rules and regulations of governmental authorities having jurisdiction over the Property and the objective standards of the Americans with Disabilities Act;

          (s)  Certificate   of  Insurance  evidencing   Tenant's
               compliance with the Lease requirements;

          (t)  A   project  cost  statement,  signed  by  Seller,
               itemizing   in  percentages  totaling  100%,   the
               following costs: land acquisition, soft costs, building construction, and site work;

          (u) Copies of all warranties, and assignments thereof, issued to or required to be provided to Tenant as designated in the Lease;

          (v)  Affirmative   coverage,  or  an   endorsement   or
               endorsements from the Title Company, insuring Buyer (and agreeing to provide the same coverage to Buyer's successors and assigns in subsequently purchased policies) that the right of first refusal in the Parking and Access Agreement has been terminated;

          (w) A title insurance commitment issued by the Title Company naming Buyer as the proposed insured and insuring Buyer in the amount of the Purchase Price, accompanied, unless previously provided, by true copies of all documents that are exceptions to coverage.

The documents described in this Section are herein collectively called the "DOCUMENTS," and the information contained in the Documents is herein collectively called the "INFORMATION." Seller further agrees to deliver to Buyer any information that shall come to Seller's attention prior to the closing that shall materially, adversely impact the Documents, the Information, the Property, or the Tenant. Buyer shall have a right to terminate this Agreement based upon such materially adverse information and shall receive the return of its Earnest Money together with any interest thereon if this Agreement is so terminated on such basis.

     Section 6.     RIGHT OF INSPECTION

          (a) Buyer may conduct a site inspection of the Property during the Inspection Period (defined below) and Buyer may elect to not purchase the Property if, in its sole discretion, it is not satisfied with the results of such inspection. In conducting its inspection Buyer shall
          not   unreasonably  interfere  with  the  business  and
          operations of Tenant  or  construction   activities  of
          Seller. Further, Buyer shall indemnify, defend and hold Seller harmless from any and all costs, damages, and liabilities whatsoever, including reasonable attorney's fees, arising out of Buyer's inspection of the Property
          and the Information, which   obligation shall expressly
          survive any termination of this Agreement.   Except  as
          may be required by law or by legal proceedings, Buyer shall keep all Information furnished to it by Seller or obtained by Buyer strictly confidential; provided, however,  that  the  same  may  be disclosed to Buyer's
          lenders,   accountants  and  attorneys  to  the  extent
          necessary to consummate  this  transaction  and  to the
          extent  such  recipients   agree  to    maintain   such
          confidentiality. Buyer's obligations under this Section shall survive the termination of this Agreement for any reason.

          (b) If for any reason Buyer determines that it shall not proceed with this transaction, then Buyer may terminate this Agreement, by delivering to Seller a written notice of termination at any time during the period ending at 5:00 p.m., Minneapolis, Minnesota time, on the last day of the foregoing Inspection Period or Review Period. If Buyer does not so terminate this Agreement, Buyer shall have waived its right to terminate this Agreement.

      Section 7. TITLE. Buyer may, at any time during the Inspection Period or Review Period, object in writing to any liens, encumbrances, and other matters reflected by the Title Commitment. All such matters to which Buyer so objects shall be "NON-PERMITTED ENCUMBRANCES"; if no such objection notice is given during the Inspection Period, all matters reflected by the Title commitment shall be "PERMITTED ENCUMBRANCES." Seller may, but shall not be obligated to, cure, remove or insure around all Non-Permitted Encumbrances. In addition, Seller shall be obligated to remove or insure around by Closing all mortgages, deeds of trust, judgment liens, mechanic's and materialmen's liens, and other monetary liens against the Property (other than the liens for taxes and assessments which are not delinquent), whether or not Buyer objects thereto during the Inspection Period. If Seller does not cause all Non-Permitted Encumbrances to be removed, cured or insured around, then Buyer may either (a) terminate this Agreement in accordance with Section 12(b) by delivering notice to Seller within five (5) days after the end of the Inspection Period, or (b) purchase the Property subject to the Non-Permitted Encumbrances (other than monetary liens that Seller is obligated to remove or insure around), and the Non-Permitted Encumbrances (other than liens that Seller is obligated to remove or insure around) shall thereafter be deemed Permitted Encumbrances. The Lease is hereby designated as a Permitted Encumbrance.

      Section  9.      SELLER'S REPRESENTATIONS, WARRANTIES,  AND
COVENANTS.   Seller  hereby  represents  and  warrants  to,   and
covenants with, Buyer that:

     (a) Except for this Agreement and the Lease and those matters disclosed in the materials delivered to Buyer pursuant to
Section 5 hereof, it is not aware of any other agreements or leases with respect to the Property, including none of the following that will survive the Closing such as maintenance, service, or utility contracts (the "PROPERTY AGREEMENTS");

     (b)   It  does not have any actions or proceedings  pending,
which   would  materially  affect  the  Property  or  Tenant   or
Guarantor, except matters fully covered by insurance;

     (c) The consummation of the transactions contemplated hereunder, and the performance of this Agreement and the delivery of the warranty deed to Buyer, will not result in any breach of, or constitute a default under, any instrument to which Seller is a party or by which Seller may be bound or affected;

     (d) All of Seller's covenants, agreements, and representations made herein, and in any and all documents which may be delivered pursuant hereto, shall survive for one (1) year from the delivery to Buyer of the warranty deed and other documents furnished in accordance with this Agreement, and the provision hereof shall continue to inure for one (1) year to Buyer's benefit and its successors and assigns;

     (e) The Property is in good condition, substantially undamaged by fire and other hazards, and has not been made the subject of any condemnation proceeding;

     (f) Seller has full right, power, and authority to execute and deliver this Agreement and to consummate the purchase and sale transaction provided for herein without obtaining any further consents or approvals from, or the taking of any other actions with respect to, any third parties; and this Agreement, when executed and delivered by Seller and Buyer, will constitute the valid and binding agreement of Seller, enforceable against Seller in accordance with its terms.

       (g) The Property is presently not in violation of applicable environmental law, and contains no hazardous materials except for the presence on the Property of such materials as may be held by Tenant in customary amounts for resale or maintenance of the Property.

     (h) Seller has not received from any governmental authority written notice of any violation of law, rule, regulation, permit, certificate, or approval or license, which has not heretofore been cured.

      (i) To the best of Seller's knowledge, there are no attachments, executions, assignments for the benefit of creditors or voluntary or involuntary proceedings in bankruptcy pending, or threatened against Seller.

     (j) The copies of all documents and other documents delivered by Seller to Buyer pursuant to this Agreement shall, to Seller's current actual knowledge, be true and complete in all material respects; provided, however, that Seller makes no representation or warranty whatsoever as to the contents or subject matter of any Documents, Information or other items prepared by third parties.

     (k)  The Lease and the amendment thereto submitted to Buyer:

     (1) is a true and complete copy of the Lease with all exhibits attached;

     (2) has not been modified, altered or amended except in writing and disclosed to Buyer; and

     (3) is in full force and effect without any uncured material default by either Landlord or Tenant.

       (l) Seller represents and warrants the transaction contemplated herein does not represent a fraudulent conveyance.

All of Seller's representations and warranties shall survive the Closing for one (1) year; Buyer may not take any action for breach of such representations and warranties unless it shall have given Seller written notice of such breach in reasonable detail not later than a date that is one (1) year from the Closing Date. Seller shall have thirty (30) days to commence to cure any such breach after receipt of Buyer's timely written notice and so long thereafter is reasonably necessary to complete such cure.

      Section 10. CLOSING. The closing of the sale of the Property by Seller to Buyer (the "CLOSING") shall occur upon the later of: (a) on or before the 10th business day after the expiration of the Inspection Period or (b) within ten (10) business days after the Tenant takes possession of the building and begins paying rent (the "CLOSING DATE"). The parties may elect to close prior to the scheduled Closing Date upon mutual consent. An escrow officer of the Title Company at its office in Pittsburgh, Pennsylvania, who will coordinate the Closing with the Title Company's branch office in the county in which the Property is located, shall close this transaction. Time is of the essence with regard to the Closing Date. At the Closing, the following, which are mutually concurrent conditions, shall occur;

           (a) Buyer, at its expense, shall deliver or cause to be delivered to Seller the following:

               (1) the Purchase Price in funds available for immediate value in Seller's accounts;

               (2) the Earnest Money shall be delivered to Seller and credited against the Purchase Price;

               (3) an Assignment and Assumption of Lease and an Assignment of the Guaranty in the form to be mutually agreed upon by the parties prior to the expiration of the Inspection Period, fully executed and acknowledged by Buyer;

               (4)  evidence  satisfactory to  Seller  and  Title
          Company that the person executing the Closing documents on behalf of Buyer has full right, power, and authority to do so; and

               (5) such other documents as may be reasonably requested by the Title Company or Seller in accordance with this Agreement.

           (b) Seller, at its expense, shall deliver or cause to be delivered to Buyer the following:

                (1) An Assignment and Assumption of Lease and an Assignment of the Guaranty in the form to be mutually agreed upon by the parties prior to the expiration of the Inspection Period, fully executed and acknowledged by Seller, accompanied by the original Lease and original Amendments thereto, if any;

                (2) A Pennsylvania statutory form of general warranty deed in the form to be mutually agreed upon by the parties prior to the expiration of the Inspection Period, fully executed and acknowledged by Seller, conveying to Buyer the Land and Improvements;

               (3) A tenant and guarantor estoppel certificate in the form as shown on EXHIBIT C attached hereto, fully executed by Tenant and Guarantor;

                (4) Evidence reasonably satisfactory to Buyer and Title Company that the persons executing and delivering the Closing documents on behalf of Seller have full right, power and authority to do so;

                (5)  A  certificate meeting the  requirements  of
          Section 1445 of the Internal Revenue Code of 1986, executed and sworn to by Seller;

               (6) An Option to Purchase in the form to be mutually agreed upon by the parties prior to the expiration of the Inspection Period, fully executed and acknowledged by Seller, conveying to Buyer such option rights as are set forth in the Letter of Intent between the parties. The Letter of Intent is attached as EXHIBIT B hereto,

                (7)  such  other documents as may  be  reasonably
          requested by the Title Company or by Buyer in accordance with this Agreement, or as are customarily executed in Pennsylvania to effectuate the conveyance of property similar to the Property.

               (8)   Assignment  of  documents  as  required   in
          paragraph 1 (d) hereof.

           (c) Seller shall pay the following costs of closing: escrow fees, recording costs, and any brokerage fees to third parties engaged by Seller. Each party shall pay one-half of all other closing costs, such as realty transfer tax (deed stamps), and fees to obtain the title insurance commitment and policy premiums; each party shall pay its own attorney's fees. Buyer shall pay the mortgage tax due on any mortgage granted by Buyer at closing, if any.

           (d) Rent due under the Lease shall be prorated as of the Closing Date, Seller being charged and credited for all of same up to the Closing Date and Buyer being charged and credited for all of same on and after the Closing Date; provided, however, that, if the wire payoff to Seller's mortgagee is received later than 1:00pm EST on the day of closing then the Seller, and not Buyer, shall be credited for the Rent paid under the Lease that is attributable to the day of closing. Utility charges and taxes are paid by the Tenant and shall not be prorated at Closing. All prorations made at Closing shall be considered a final settlement between the parties.

       Section 11. DESTRUCTION, DAMAGE, OR TAKING BEFORE CLOSING. If, before Closing, all or any material part of the Land or Improvements are destroyed or damaged, or become subject to condemnation or eminent domain proceedings, then Seller shall promptly notify Buyer thereof. Buyer may elect to proceed with the Closing (subject to the other provisions of this Agreement and with no reduction in the Purchase Price) by delivering notice thereof to Seller within five (5) business days of receipt of Seller's notice respecting the damage, destruction, or taking, but in such event Buyer shall be entitled to all insurance proceeds or condemnation awards payable as a result of such damage or taking and, to the extent the same may be necessary or appropriate, Seller shall assign to Buyer at Closing Seller's rights to such proceeds or awards. If, within five (5) business days of receipt of Seller's notice respecting the damage, destruction, or taking, Buyer notifies Seller of its intent to terminate this Agreement, or if Buyer gives no notice within such period, then Buyer shall be deemed to have terminated this
Agreement  pursuant to Section 11(b).  For the purposes  of  this
Section 10, damage or a taking shall be considered to be "material" if the value of the portion of the Land or Improvements damaged or taken exceeds an amount equal to twenty five percent (25%) of the Purchase Price, or, in the case of a taking, if the portion of the Land or Improvements taken are such that Tenant has the right to terminate the Lease.


     Section 12.    TERMINATION AND REMEDIES

           (a) If Buyer fails to consummate the purchase of the Property pursuant to this Agreement for any reason other than termination hereof pursuant to a right granted to Buyer in herein, or if Buyer breaches any covenant or provision of this Agreement, then Seller, as its sole remedy, may terminate this Agreement by notifying Buyer thereof, in which event Title Company shall deliver the Earnest Money, together with all interest thereon, to Seller as LIQUIDATED DAMAGES. In addition to the foregoing, Seller shall also be entitled to recover all reasonable expenses, including reasonable attorney's fees and litigation costs, incurred in connection with obtaining the Earnest Money following a breach hereof by Buyer.

          (b) If Buyer terminates this Agreement pursuant to its rights to do so hereunder and is not in default under this Agreement, then the Earnest Money, together with all interest thereon, shall be returned to Buyer, whereupon neither party hereto shall have any further rights or obligations hereunder, except for those which expressly survive the termination of this Agreement.

           (c) If Seller fails to consummate the sale of the Property pursuant to this Agreement for any reason other than Buyer's failure to perform its obligations hereunder, or termination hereof by Buyer in accordance with Section 12(b), then Buyer, as its exclusive remedies therefore, may: (1) terminate this Agreement by notifying Seller thereof, in which case the Earnest Money, together with all interest thereon, shall be returned to Buyer and neither party hereto shall have any further rights or obligations hereunder, except for those which expressly survive the termination of this Agreement; or (2) enforce specific performance of the obligations of Seller hereunder.

          (d)  The provision for payment of liquidated damages in
Section 12(a) has been included because, in the event of a breach by Buyer, the actual damages to be incurred by Seller can reasonably be expected to approximate the amount of liquidated damages called for herein and because the actual amount of such damages would be difficult if not impossible to measure accurately.

          (e) This Agreement shall not be recorded in any public records in the State of Pennsylvania or the county where the Property is located, and any such recording by or for Buyer shall be a default hereunder.

      Section 13. NOTICES. All notices provided or permitted to be given under this Agreement must be in writing and may be served by depositing same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested; by delivering the same in person to such party; by reputable overnight courier delivery; or by facsimile copy transmission with printed confirmation of receipt thereof. Notice given in accordance herewith shall be effective upon delivery to the address of the addressee. Any notice given by facsimile transmission shall be followed by a hard copy or by hand delivery. For purposes of notice, the addresses of the parties shall be as follows:



          If to Seller, to:

          Mr. Joseph Kane
          McKnight Road Development, LLC
          C/O Westlake Development
          Skyline Building, Suite B-1
          753 James Street
          Syracuse, NY  13203


     With a copy to:

          Stephen E Etoll, Esq.
          Shulman, Curtin, Grundner, & Regen, PC
          250 S. Clinton Street, Suite 502
          Syracuse, NY  13202

If to Buyer, to:

          AEI Fund Management, Inc.
          30 East 7th Street, Suite 1300
          St. Paul, Minnesota 55102
          Attention:  Barbara Kochevar
          Phone No.:  (651) 227-7333
          Fax No.:  (651) 227-7705

With a copy to:     Michael Daugherty, Esq.
                    Attorney at Law
                    30 East 7th Street
                    Suite 1300
                    St. Paul, Minnesota 55102
                    Phone No.:  (612) 720-0777
                    Fax No.:  (612) 677-3181

Either party hereto may change its address for notice by giving three (3) days' prior written notice thereof to the other party.

      Section 14. ASSIGNS/BENEFICIARIES. Buyer may assign its rights and obligations under this Agreement to a wholly owned or controlled affiliate or subsidiary of Buyer and at Closing designate such entity to take title to the Property and to all rights conveyed by Seller to Buyer under this Agreement without the written consent of Seller. Except for the assignments provided for in the preceding sentence, Buyer may neither assign its rights under this Agreement nor delegate its duties hereunder without prior written consent of Seller, which Seller may grant or withhold in its sole and absolute discretion. Should Buyer assign this Agreement or delegate its duties without the prior written consent of Seller, then in addition to all the rights, remedies, and recourses available at law or in equity, Seller may terminate this Agreement and the Title Company shall forthwith deliver the Earnest Money to Seller. Seller may assign all of its right, title and interest in and to this Agreement to any other entity that is directly or indirectly wholly-owned by Seller. Such permitted assignment shall include any assignment that may be deemed to occur by operation of law in connection with  any  merger or consolidation of Seller entity  with  and/or into any other entity directly or indirectly wholly-owned by Seller (an "Intragroup Merger"). Any such Intragroup Merger shall not be deemed a breach of, cause a default under or trigger any right of termination under, any other provision of this Agreement. Furthermore, Seller may assign this Agreement or any rights hereunder to any corporation that acquires all or substantially all of the assets of Seller. This Agreement is for the sole benefit of Seller and Buyer, and no third party is intended to be a beneficiary of this Agreement.

Section 15. COMMISSIONS. Seller hereby acknowledges that it dealt only with the below mentioned broker in connection with this transaction and shall be solely responsible for the payment of any fees owed to such broker. Buyer represents that it did not engage a broker for this transaction. Buyer and Seller agree to hold each other harmless and defend one another from claims made by or arising from any broker claiming by, under or through the indemnifying party. The Seller is solely responsible to pay a total brokerage fee of $50,000 to Progressive NNN Properties C/O Richard Terzian and Terrace Associates, Inc. C/O Grant Anderson.

      Section 16. COMPUTATION OF TIME. If the expiration date of any period or time for performance hereunder falls on a Saturday, Sunday, or legal holiday, then, in such event, the expiration date of such period or time for performance shall be extended to the next business day.

      Section 17. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State in which the Property is located.

      Section 18. ENTIRE AGREEMENT. This Agreement is the entire agreement between Seller and Buyer concerning the sale of the Property, and no modification hereof or subsequent agreement relative to the subject matter hereof shall be binding on either party unless reduced to writing and signed by both parties. All Exhibits attached hereto are incorporated herein by this reference for all purposes.

      Section 19. RULE OF CONSTRUCTION; NO WAIVER. Buyer and Seller acknowledge that each party has reviewed this Agreement and has had adequate opportunity to consult legal counsel with respect thereto and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this
Agreement or any amendments hereto. No provision of this Agreement shall be deemed to have been waived by either party unless the waiver is in writing and signed by that party. No custom or practice which may evolve between the Buyer and Seller during the term of this Agreement shall be deemed or construed to waive or lessen the right of either of the parties hereto to insist upon strict compliance with the terms of this Agreement.

     Section 20. NO RECORDING. Neither this Agreement nor any memorandum hereof shall be recorded in any public records where the Property is located or elsewhere.

     Section 21. ATTORNEY'S FEES. If a dispute arises between the parties as a result of or in connection with this Agreement, then the prevailing party shall be entitled to a reimbursement of its reasonable costs and expenses, including reasonable attorney's fees, in addition to all other remedies.

      Section 22. EXPIRATION. This offer to Purchase by Buyer shall expire if not executed by Seller and returned to Buyer on or before October 3, 2002.

      Section 23. EXISTING RIGHT OF FIRST REFUSAL. Buyer acknowledges that the Property is subject to an existing right of first refusal in favor of Cofal Partners, L.P. (the "Right of
First Refusal"). If the Right of First Refusal is exercised in accordance with its terms, Seller shall provide Buyer with written notice thereof, this Agreement shall automatically terminate, and the Earnest Money shall be returned by the Title Company to Buyer forthwith.

Executed effective as of the date first set forth above.

                              McKnight Road Development, LLC
                              A New York limited liability company

                              By:
                                   Westlake  Holding,  Inc.,  its
                                   sole   member,  a   New   York
                                   corporation

                              By:  /s/ Joseph P Kane
                              Name:    Joseph P. Kane
                              Title:   President:
                              Date:    10-3-02


                              BUYER:

                              AEI FUND MANAGEMENT, INC.,
                              a Minnesota corporation


                              By:  /s/ Robert P Johnson
                              Name:    Robert P. Johnson
                              Title:   President
                              Date:    10-1-02



                            EXHIBIT A

                    LEGAL DESCRIPTION OF LAND



All that certain parcel of land situate in the Township of Ross, County of Allegheny and commonwealth of Pennsylvania, being all of Lot No. 1 in Theresa Donnermeyer Plan of record in the Recorder's Office of Allegheny county in Plan Book Volume 200, pages 104-and 105.

Being designated as Block 431-B, Lot 17 in the Deed Registry
Office of Allegheny County, Pennsylvania.